EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Teck Resources Limited
 In connection with the annual report of Teck Resources Limited (the “Company”) on Form 40-F for the fiscal year ended December 31, 2016 (the "Report”) to which this certification is an exhibit, I, Donald R. Lindsay, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Sincerely,

/s/ Donald R. Lindsay
Name: Donald R. Lindsay Title: Chief Executive Officer

February 23, 2017